UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

Greystone Housing Impact Investors LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41564	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in Greystone Housing Impact Investors LP	GHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 8, 2024, Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”), entered into an Amended and Restated Capital on DemandTM Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC and BTIG, LLC, as agents (each, an “Agent,” and collectively the “Agents”), pursuant to which the Partnership may offer and sell, from time to time through or to the Agents, beneficial unit certificates representing assigned limited partnership interests (“BUCs”) in the Partnership, having an aggregate offering price of up to $50,000,000 (the “Offering”).

Under the Sales Agreement, upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell the BUCs by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The Partnership may instruct the Agents not to sell BUCs if the sales cannot be effected at or above the price designated by the Partnership from time to time.

The Partnership is not obligated to make any sales of the BUCs under the Sales Agreement. The offering of BUCs pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all BUCs subject to the Sales Agreement; or (ii) the termination of the Sales Agreement as permitted therein. Each Agent will act as sales agent or principal on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations, and the rules of the New York Stock Exchange.

The Partnership will pay the Agents a commission rate equal to 2.0% of the aggregate gross sales price of the BUCs sold. The Partnership has also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000, as provided in the Sales Agreement. The Partnership also has agreed to provide the Agents with customary indemnification and contribution rights. Additionally, pursuant to the terms of the Sales Agreement, the Partnership has agreed to reimburse the Agents for the documented fees and costs of its legal counsel reasonably incurred in connection with the review and preparation of the deliverables arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $12,500 per calendar year.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Partnership’s counsel regarding the validity of the BUCs that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

The BUCs will be sold pursuant to an effective shelf Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”), which became effective on December 2, 2022 (File No. 333-268538). The Partnership also will file with the SEC a prospectus supplement relating to the Offering (the “Prospectus Supplement”), and offerings of the BUCs will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the BUCs discussed herein, nor shall there be any offer, solicitation, or sale of BUCs in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K contains “forward-looking statements,” including but not limited to statements related to the Sales Agreement and the Offering, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving fluctuations in short-term interest rates, collateral valuations, bond investment valuations, current maturities of our financing arrangements and our ability to renew or refinance such maturities, and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Barnes & Thornburg LLP.
10.1	Amended and Restated Capital on DemandTM Sales Agreement, dated March 8, 2024, by and between Greystone Housing Impact Investors LP, JonesTrading Institutional Services LLC, and BTIG, LLC.
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greystone Housing Impact Investors LP

Date:	March 8, 2024	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer